UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 27, 2010
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On January 27, 2010, The Medicines Company (the “Company”) filed a complaint in the U.S. District Court for the Eastern District of Virginia against the U.S. Patent and Trademark Office (the “PTO”), the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Health and Human Services, et al. seeking to set aside the denial of the Company’s application pursuant to the Hatch-Waxman Act to extend the term of United States Patent No. 5,196,404 (the “‘404 patent”). The ‘404 patent is the principal U.S. patent that covers the Company’s Angiomax® drug product.
In its complaint, the Company primarily alleges that the PTO and FDA each misinterpreted the filing deadlines in the Hatch-Waxman Act when they rendered their respective determinations that the Company’s application for extension of the term of the ‘404 patent was not timely filed. As a result, the Company is asking the Court to grant relief including to vacate and set aside the PTO’s and FDA’s determinations regarding the timeliness of the Company’s application for patent term extension and to order the PTO to extend the term of the ‘404 patent for the full period required under the Hatch-Waxman Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: January 29, 2010	By:	/s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel